Registration Nos. 333-145208 and 333-145208-01

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCANA CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	57-0784499
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

SOUTH CAROLINA ELECTRIC & GAS COMPANY
(Exact name of registrant as specified in its charter)

South Carolina	57-0248695
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1426 Main Street
Columbia, South Carolina 29201
(803) 217-9000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Francis P. Mood, Jr., Esq.
Senior Vice President and General Counsel
1426 Main Street
Columbia, South Carolina 29201
(803) 217-8634
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

With copies to:

John W. Currie, Esq.	James J. Wheaton, Esq.
McNair Law Firm, P.A.	Troutman Sanders LLP
1301 Gervais Street - 17th Floor	222 Central Park Avenue, Suite 2000
Columbia, SC 29201	Virginia Beach, VA 23462
(803) 799-9800	(757) 687-7500

Approximate date of commencement of proposed sale to the public:  After the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1) (2)	Proposed maximum aggregate offering price (1) (2) (3)	Amount of registration fee (4)

SCANA Corporation Medium Term Notes Common Stock South Carolina Electric & Gas Company First Mortgage Bonds Preferred Stock

(1) Not applicable pursuant to Form S-3 General Instruction II.E.
(2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(3) Exclusive of accrued interest, distributions and dividends, if any.

(4)   In accordance with Rule 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee, except for $77,053 (at the time of filing of this registration statement on August 7, 2007), consisting of (a) $58,850 that has already been paid with respect to $500,000,000 aggregate initial offering price of medium term notes and common stock that were previously registered pursuant to SCANA Corporation’s Registration Statement No. 333-127370 filed on August 10, 2005, and were not sold thereunder and (b) $18,203 that has already been paid with respect to $225,000,000 aggregate initial offering price of first mortgage bonds that were previously registered pursuant to South Carolina Electric & Gas Company’s Registration Statement No. 333-108760 filed on September 12, 2003, and were not sold thereunder.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File Nos. 333-145208 and 333-145208-01) is being filed by SCANA Corporation (“SCANA”) and South Carolina Electric & Gas Company (“SCE&G”) for the purpose of filing amended Exhibits 5.01, 5.02, 24.01, and 24.02 and new Exhibits 3.05, 3.06, 3.07, 3.08, 3.13, and 3.14.  Updated consents of experts and counsel are also being filed herewith as Exhibits 23.01, 23.02, 23.03, and 23.04.  No other changes are being made hereby to the Registration Statement.  Accordingly, the balance of the Registration Statement is being omitted from this filing.  This Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCANA Corporation, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on March 6, 2009.

(REGISTRANT)	SCANA Corporation

(Name & Title):	By: /s/W. B. Timmerman
W. B. Timmerman, Chairman of the Board, Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

(i) Principal executive officer:

By:	/s/W. B. Timmerman
(Name & Title):	W. B. Timmerman, Chairman of the Board, Chief Executive Officer, President and Director
Date:	March 6, 2009

 (ii) Principal financial officer:

By:	/s/J. A. Addison
(Name & Title):	J. A. Addison, Senior Vice President-Finance and Chief Financial Officer
Date:	March 6, 2009

(iii)	Principal accounting officer:

By:	/s/J. E. Swan, IV
(Name & Title):	J. E. Swan, IV, Controller
Date:	March 6, 2009

(iv) Other Directors:

*B. L. Amick; J. A. Bennett; S. A. Decker; D. M. Hagood; W. H. Hipp; J. M. Micali; L. M. Miller; J. W. Roquemore; M. K. Sloan; H. C. Stowe  and G. S. York

* Signed on behalf of each of these persons by F. P. Mood, Esq., Attorney-in-Fact:

Date:	March 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, South Carolina Electric & Gas Company, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on March 6, 2009.

(REGISTRANT)	South Carolina Electric & Gas Company

(Name & Title):	By: /s/K. B. Marsh
K. B. Marsh, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

(i) Principal executive officer:

By:	/s/W. B. Timmerman
(Name & Title):	W. B. Timmerman, Chairman of the Board, Chief Executive Officer and Director
Date:	March 6, 2009

 (ii) Principal financial officer:

By:	/s/J. A. Addison
(Name & Title):	J. A. Addison, Senior Vice President-Finance and Chief Financial Officer
Date:	March 6, 2009

(iii) Principal accounting officer:

By:	/s/J. E. Swan, IV
(Name & Title):	J. E. Swan, IV, Controller
Date:	March 6, 2009

(iv) Other Directors:

*B. L. Amick; J. A. Bennett; S. A. Decker; D. M. Hagood; W. H. Hipp; J. M. Micali; L. M. Miller; J. W. Roquemore; M. K. Sloan; H. C. Stowe  and G. S. York

* Signed on behalf of each of these persons by F. P. Mood, Jr., Attorney-in-Fact:

Date:	March 6, 2009

EXHIBIT INDEX

Exhibit	Applicable to Form S-3 of
No.	SCANA	SCE&G	Description

1.01	X		Form of Selling Agency Agreement relating to Medium Term Notes (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)
1.02	X		Form of Underwriting Agreement relating to Common Stock (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)
1.03		X	Form of Underwriting Agreement relating to First Mortgage Bonds (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)
1.04		X	Form of Underwriting Agreement relating to Preferred Stock (To be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference)
2.01	X
Agreement and Plan of Merger, dated as of February 16, 1999 as amended and restated as of May 10, 1999, by and among Public Service Company of North Carolina, Incorporated, SCANA Corporation (“SCANA”), New Sub I, Inc. and New Sub II, Inc. (Filed as Exhibit 2.1 to SCANA Form S-4 on May 11, 1999)

3.01	X		Restated Articles of Incorporation of SCANA, as adopted on April 26, 1989 (Filed as Exhibit 3-A to Registration Statement No. 33-49145)
3.02	X		Articles of Amendment adopted on April 27, 1995 (Filed as Exhibit 4-B to Registration Statement No. 33-62421)
3.03		X	Restated Articles of Incorporation of South Carolina Electric & Gas Company (“SCE&G”), as adopted on May 3, 2001 (Filed as Exhibit 3.01 to Registration Statement No. 333-65460)
3.04		X	Articles of Amendment effective as of the dates indicated below and filed as exhibits to the Registration Statements set forth below and are incorporated by reference herein
			May 22, 2001	Exhibit 3.02	to Registration No. 333-65460
			June 14, 2001	Exhibit 3.04	to Registration No. 333-65460
			August 30, 2001	Exhibit 3.05	to Registration No. 333-101449
			March 13, 2002	Exhibit 3.06	to Registration No. 333-101449
			May 9, 2002	Exhibit 3.07	to Registration No. 333-101449
			June 4, 2002	Exhibit 3.08	to Registration No. 333-101449
			August 12, 2002	Exhibit 3.09	to Registration No. 333-101449
			March 13, 2003	Exhibit 3.03	to Registration No. 333-108760
			May 22, 2003	Exhibit 3.04	to Registration No. 333-108760
			June 18, 2003	Exhibit 3.05	to Registration No. 333-108760
			August 7, 2003	Exhibit 3.06	to Registration No. 333-108760
			February 26, 2004	Exhibit 3.05	to Registration No. 333-145208-01
			May 18, 2004	Exhibit 3.06	to Registration No. 333-145208-01
			June 18, 2004	Exhibit 3.07	to Registration No. 333-145208-01
			August 12, 2004	Exhibit 3.08	to Registration No. 333-145208-01
			March 9, 2005	Exhibit 3.09	to Registration No. 333-145208-01
			May 16, 2005	Exhibit 3.10	to Registration No. 333-145208-01
			June 15, 2005	Exhibit 3.11	to Registration No. 333-145208-01
			August 16, 2005	Exhibit 3.12	to Registration No. 333-145208-01
			March 14, 2006	Exhibit 3.13	to Registration No. 333-145208-01
			June 28, 2006	Exhibit 3.15	to Registration No. 333-145208-01
			August 16, 2006	Exhibit 3.16	to Registration No. 333-145208-01
			March 13, 2007	Exhibit 3.17	to Registration No. 333-145208-01
			May 22, 2007	Exhibit 3.18	to Registration No. 333-145208-01
			June 22, 2007	Exhibit 3.19	to Registration No. 333-145208-01

3.05		X	Articles of Amendment dated August 21, 2007 (Filed herewith)
3.06		X	Articles of Amendment dated May 15, 2008 (Filed herewith)
3.07		X	Articles of Amendment dated July 9, 2008 (Filed herewith)
3.08		X	Articles of Amendment dated August 28, 2008 (Filed herewith)
3.09		X	Articles of Correction filed on June 1, 2001 correcting May 22, 2001 Articles of Amendment (Filed as Exhibit 3.03 to Registration Statement No. 333-65460 and incorporated by reference herein)
3.10		X
Articles of Correction filed on February 17, 2004 correcting Articles of Amendment for the dates indicated below and filed as exhibits to Registration Statement No. 333-145208-01 set forth below and are incorporated by reference herein

			May 7, 2001	Exhibit 3.21(a)
			May 22, 2001	Exhibit 3.21(b)
			June 14, 2001	Exhibit 3.21(c)
			August 30, 2001	Exhibit 3.21(d)
			March 13, 2002	Exhibit 3.21(e)
			May 9, 2002	Exhibit 3.21(f)
			June 4, 2002	Exhibit 3.21(g)
			August 12, 2002	Exhibit 3.21(h)
			March 13, 2003	Exhibit 3.21(i)
			May 22, 2003	Exhibit 3.21(j)
			June 18, 2003	Exhibit 3.21(k)
			August 7, 2003	Exhibit 3.21(l)

3.11		X	Articles of Correction dated March 17, 2006, correcting March 14, 2006 Articles of Amendment (Filed as Exhibit 3.22 to Registration Statement No. 333-145208-01 and incorporated by reference herein)
3.12		X
Articles of Correction dated September 6, 2006, correcting August 16, 2006 Articles of Amendment (Filed as Exhibit 3.23 to Registration Statement No. 333-145208-01 and incorporated by reference herein)

3.13		X	Articles of Correction dated May 20, 2008, correcting May 15, 2008 Articles of Amendment (Filed herewith)
3.14	X		Bylaws of SCANA as revised and amended on February 19, 2009 (Filed herewith)
3.15		X	By-Laws of SCE&G as revised and amended on February 22, 2001 (Filed as Exhibit 3.05 to Registration Statement No. 333-65460)
4.01	X		Indenture dated as of November 1, 1989 between SCANA Corporation and The Bank of New York, as Trustee (Filed as Exhibit 4-A to Registration No. 33-32107 and incorporated by reference herein)
4.02		X
Indenture dated as of April 1, 1993 from South Carolina Electric & Gas Company to NationsBank of Georgia, National Association (Filed as Exhibit 4-F to Registration Statement No. 33-49421 and incorporated by reference herein)

4.03		X	First Supplemental Indenture to Indenture referred to in Exhibit 4.03 dated as of June 1, 1993 (Filed as Exhibit 4-G to Registration Statement No. 33-49421 and incorporated by reference herein)
4.04		X	Second Supplemental Indenture to Indenture referred to in Exhibit 4.03 dated as of June 15, 1993 (Filed as Exhibit 4-G to Registration Statement No. 33-57955 and incorporated by reference herein)
4.05	X		Form of Medium Term Notes (Previously filed with the registration statement on Form S-3 to which this is Amendment No. 1)
5.01	X		Opinion of Francis P. Mood, Jr., Esq. Re legality of Medium Term Notes and Common Stock (Filed herewith)
5.02		X	Opinion of Francis P. Mood, Jr., Esq. Re legality of First Mortgage Bonds and Preferred Stock (Filed herewith)
8.01			Opinion Re Tax Matters (Not applicable)
12.01	X	X	Statements Re Computation of Ratios (Previously filed with the registration statement on Form S-3 to which this is Amendment No. 1)
15.01			Letter Re Unaudited Interim Financial Information (Not applicable)
23.01	X		Consent of Deloitte & Touche LLP (Filed herewith)
23.02		X	Consent of Deloitte & Touche LLP (Filed herewith)
23.03	X		Consent of Francis P. Mood, Jr., Esq. (Filed herewith as part of opinion filed as Exhibit 5.01)
23.04		X	Consent of Francis P. Mood, Jr., Esq. (Filed herewith as part of opinion filed as Exhibit 5.02)
24.01	X		Power of Attorney (Filed herewith)
24.02		X	Power of Attorney (Filed herewith)
25.01	X		Statement of eligibility of The Bank of New York Trust Company, N.A., as Trustee (Form T-1) (Filed as Exhibit 25.01 to Registration Statement No. 333-145208 and incorporated by reference herein)
25.02		X	Statement of eligibility of The Bank of New York Trust Company, N.A., as Trustee (Form T-1) (Filed as Exhibit 25.02 to Registration Statement No. 333-145208-01 and incorporated by reference herein)
26.01			Invitations for Competitive Bids (Not applicable)